                                                                    Exhibit 11.1




           PEPSI-COLA PUERTO RICO BOTTLING COMPANY AND SUBSIDIARIES
           --------------------------------------------------------

                Statement of Computation of Per Share Earnings
                                  (Unaudited)
             (U.S. Dollars in thousands, except per share amounts)


                                            Three Months
                                                Ended                      Fiscal Years Ended September 30
                                             December 31,                  ------------------------------
                                                1998                1998                1997               1996
                                              --------           ---------          -----------          ---------
Net loss                                      $ (1,420)          $ (9,610)          $  (19,503)          $(74,330)
                                              ========           ========           ==========           ========

Net loss - assuming dilution                  $ (1,420)          $ (9,610)          $  (19,503)          $(74,330)
                                              ========           ========           ==========           ========

Weighted average number of common
     shares outstanding                         21,690             21,516               21,500             21,500

Shares assumed to be issued upon
     exercise of stock options                     *                  *                    *                  *

Shares assumed to be issued upon
     exercise of stock warrant                     *                  *                    *                  *

Weighted average number of common
     shares outstanding - assuming
     dilution                                   21,690             21,516               21,500             21,500
                                              ========           ========           ==========           ========

Net loss per common share                     $  (0.07)          $  (0.45)          $    (0.91)          $  (3.46)
                                              ========           ========           ==========           ========

Net loss per common share - assuming
     dilution                                 $  (0.07)          $  (0.45)          $    (0.91)          $  (3.46)
                                              ========           ========           ==========           ========

Note: if an item appears with a *, the security was antidilutive for the period presented.